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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-98245, 333-48088 and 333-103129) and Form S-3 (Registration Nos. 333-76234 and 333-103130) of our report dated February 5, 2003 (with respect to Note B[9], March 25, 2003) on our audit of the financial statements included in the 2002 annual report on Form 10-K of Axonyx, Inc. We also consent to the reference to our firm in the "Expert" section of the registration statements on Form S-3.

/s/ Eisner LLP

Eisner LLP (formerly Richard A. Eisner & Company, LLP)

New York, New York
April 24, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS